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                  BUSINESS CONSULTANT AND MANAGEMENT AGREEMENT

         THIS AGREEMENT (the "Agreement") is made effective as of July 20, 2000, by and between ORYX TECHNOLOGIES, INC. a California corporation ("Consultant"), and S2 TECHNOLOGIES, INC., a California corporation (the "Company").

                                R E C I T A L S :

         A. The Company is presently in the process of developing its operations;

         B. It is the desire of the Company to engage the services of Consultant in connection with certain strategic advisory services;

         C. It is the desire of Consultant to consult with the Board of Directors and the officers of the Company and to undertake for the Company certain strategic consulting activities with respect to the direction of the Company's operations and financial affairs.

         NOW, THEREFORE, for good and valuable consideration and intending to be legally bound, the parties hereto agree as follows:

         1. Term of Agreement. The respective duties and obligations of the parties hereto shall commence effective on the date hereof and shall continue for a period of three (3) year thereafter. At least thirty (30) days prior to the expiration of the term of this Agreement (or of any renewal term) the parties shall negotiate in good faith to extend the term of this engagement, if, in the Company's sole discretion, further consulting services are needed.

         2. Consultation. Consultant shall make those employees and agents identified on Schedule 1 hereto available to consult with the Board of Directors, the officers of the Company, and other employees of the Company, at such times as described in Section 9 of this Agreement, concerning certain strategic business matters, including, but not limited to: (i) executive recruiting; (ii) business development and strategic marketing; (iii) administrative functions, such as advising as to and performing the following duties and/or services: duties generally performed by a chief financial officer, human resources administration and management and administration of accounting and information systems; (iv) operational functions, such as materials management, distribution and manufacturing; and (v) debt and/or equity financing strategies.

         3. Consultant an Independent Contractor. The parties agree that in performing Consultant's duties and obligations under this Agreement, Consultant and all employees and other agents of Consultant shall be deemed to be independent contractors and not employees of the Company. The Company and Consultant agree that, in all cases, Consultant and its employees and other agents are, with respect to the Company, free to choose the manner, means and timing of their performance, and are not employees of the Company within the meaning of Section 3401(c) of the Internal Revenue Code of 1986, as amended, and Treasury Regulations Section 31.3401(c)-1. The Company shall not withhold any taxes or other payroll deductions from any compensation payable to Consultant under this Agreement. Each party shall indemnify and hold harmless the other party from any losses, penalties, taxes, interest, attorneys' fees, costs

                                       1.
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and other expenses resulting from any claims for the amount of any payroll and income withholding taxes with respect to compensation paid under this Agreement. Consultant warrants that (i) amounts paid by it to its employees in connection with services rendered under this Agreement will have appropriate payroll and income taxes withheld from them and (ii) it will pay all taxes payable with respect to the compensation received by it hereunder.

         4. Employment of Certified Public Accountants. It is understood and agreed by the parties hereto that the services to be performed by Consultant do not include the auditing of the books of the Company, the preparing of any financial statements, the preparing of any tax returns or other documents required to be prepared by any governmental body having jurisdiction to tax, or any other acts or services normally performed by certified public accountants. Consultant may, at the written request of the Company, engage, hire, retain, and employ, in the name and for the account of the Company, one or more, or a firm of, certified public accountants to perform for the Company the services denoted above in this paragraph.

         5. Employment of Assistants. If it is reasonably necessary for Consultant to have the aid of assistants or the services of other persons, companies, or firms in order to properly perform the duties and obligations required of Consultant under this Agreement, Consultant may, from time to time and with the prior written consent of the Company, employ, engage, or retain the same. The cost to Consultant for said services shall be chargeable to the Company, and the Company shall reimburse and pay over to Consultant said costs on demand.

         6. Limited Liability. With regard to the services to be performed by Consultant pursuant to the terms of this agreement, Consultant shall not be liable to the Company, or to anyone who may claim any right due to Consultant's relationship with the Company, for any acts or omissions in the performance of said services on the part of Consultant or on the part of the agents or employees of Consultant; except when said acts or omissions of Consultant are due to willful misconduct and under circumstances in which indemnity is expressly prohibited by applicable law. The Company shall indemnify Consultant and hold it free and harmless from any and all obligations, liabilities, costs, claims, actions, judgments, attorneys' fees, and attachments arising from or growing out of any matter or transaction occurring prior to the date of this Agreement and arising from or growing out of the services rendered by Consultant to the Company pursuant to the terms of this Agreement or in any way connected with the rendering of said services, except when the same shall arise due to the willful misconduct of Consultant, and under circumstances in which indemnity is expressly prohibited by applicable law.

         7. Compensation. Upon execution of this Agreement, and subject to compliance with applicable federal and state securities laws, the Company shall issue Consultant a warrant in the form attached hereto as Exhibit A (the "Warrant"), to purchase seven hundred thousand (700,000) shares of the Company's Common Stock at a purchase price of $.001 per share (the "Warrant Shares"). The Warrant shall vest over a three-year term (the "Vesting Period") (25% of the Warrant Shares shall vest immediately on the date hereof, with 75% of the Warrant Shares vesting monthly after the date hereof during the Vesting Period) and shall be exercisable for a term of five (5) years from the date hereof. Except for termination of this Agreement by the Company for "good cause," as defined in Section 8 of this Agreement, the term and vesting of the Warrant shall not be affected by any termination of this Agreement.

                                       2.
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         8. Termination; Suspension of Performance. Consultant may suspend its performance under this Agreement at any time if the Company has not provided compensation in accordance with the terms of Paragraph 7 hereof. Either party may terminate this Agreement following a material breach by the other party and fifteen (15) days written notice by either party to the other of such breach and the nature thereof, if the breach remains uncured after the expiration of said 15-day notice period after breach. Upon thirty (30) days written notice by the Company to Consultant, the Company may terminate this Agreement for "cause," which, for purposes of this Agreement, shall be defined as, with respect to each of Consultant's Agents, such Agent's gross dishonesty or fraud in the performance of the respective services hereunder, gross negligence in the performance of the respective duties hereunder and intentional engagement in acts seriously detrimental to the Company's operations.

         9. Minimum Amount of Service. Consultant shall devote up to 150 workdays over the three-year term of this Agreement to the affairs of the Company, principally through the services of Ken Pereria and Philip Micciche. Anything contained in this Agreement to the contrary notwithstanding, Consultant shall devote only so much time, in excess of four (4) work days per month, to the affairs of the Company as it, in its sole judgment, deems necessary; and Consultant may represent, perform services for, and be employed by, any additional clients, persons, or companies as Consultant, in its sole discretion, sees fit.

         10. Expenses. In addition to the compensation specified in Section 7, the Company will pay reasonable out-of-pocket expenses incurred by Consultant in the furtherance of or in connection with the performance of the consulting services hereunder; provided Consultant provides reasonable backup documentation therefor.

         11. Confidential Information.

         (a) For purposes of this Section 11, the term "Confidential Information" shall mean all information developed by or disclosed or made available to Consultant, its employees or representatives, in connection with the performance by Consultant of the consulting services hereunder which the Company protects against unrestricted disclosure to others and which: (i) if in written or other tangible form, is clearly designated as "Confidential"; and
(ii) if disclosed orally, is reduced to a writing designating such information as "Confidential" which is delivered to Consultant promptly following such oral disclosure. By way of illustration but not limitation "Confidential Information" includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "Inventions"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of Company.

         (b) Consultant agrees, with respect to any Confidential Information developed by or disclosed to it hereunder: (i) to use such Confidential Information only for the purposes of performing the consulting services hereunder; (ii) to use the same methods and degree of care to prevent disclosure of such Confidential Information as it uses to prevent disclosure of its own

                                       3.
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proprietary and confidential information; (iii) to disclose the Confidential
Information to its employees only on a need-to-know basis and not to disclose any Confidential Information to any third party without the prior written consent of the Company; and (iv) to return any Confidential Information in any tangible form to the Company at the request of the Company and to retain no copies or reproductions thereof.

         (c) Consultant shall not be obligated to treat information as Confidential Information if such information: (i) was rightfully in Consultant's possession or was rightfully known to Consultant prior to receipt from the Company; (ii) is or becomes publicly known without the fault of Consultant;
(iii) is or becomes rightfully available to Consultant without confidential restriction from a source not bound by a confidentiality obligation to the Company; (iv) is independently developed by Consultant without use of the Confidential Information disclosed hereunder; provided, however, that the burden of proof of such independent development shall be upon Consultant; or (v) is required to be disclosed pursuant to court or government action; provided, however, that Consultant gives the Company reasonable prior notice of disclosure pursuant to such court or government action and, upon the request of the Company, the Consultant shall cooperate in contesting such disclosure.

         12. Miscellaneous.

         (a) Relationship of Parties. Consultant shall at all times during the performance of its services hereunder be an independent contractor, maintaining sole and exclusive control over its business and operations. At no time will either party hold itself out to be the agent, employee, lessee, sublessee, partner, or joint venturer of the other party. Neither party hereto shall have the express or implied right or authority to assume or create any obligation on behalf of or in the name of the other party, or to bind the other party in regard to any contract, agreement or undertaking with any third party.

         (b) Entire Agreement. This Agreement, together with the exhibits attached hereto, constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all prior, written or oral negotiations, representations or agreements. No modification of this Agreement shall be binding on either party unless it is in writing and signed by both parties.

         (c) Severability. The provisions of this Agreement are severable, and if one or more provisions are judicially determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions or portions of this Agreement shall nevertheless be binding on and enforceable by and between the parties hereto.

         (d) Assignment. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto; provided, however, that Consultant shall not transfer or assign this Agreement without prior written consent of the Company.

         (e) Governing Law. The rights and obligations of the parties to this Agreement shall be governed by and construed in accordance with the laws of the State of California.

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         (f) Headings. Section headings are for convenience of reference only and shall not be considered in the interpretation of this Agreement.

         (g) Unavoidable Delays. Either party shall be excused for any delays or defaults in the performance of this Agreement (except the payment of amounts due and payable hereunder) unavoidably caused by the act of the other, the act of any agent of the other, the act of any governmental authority, acts of God, the elements, war, litigation, strikes, walkouts, or any other cause beyond its reasonable control. Each party shall use all reasonable diligence to avoid any such delay or default and to resume performance under this Agreement as soon as practicable after such delay or default.

         (h) Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or on the day sent by facsimile transmission if a true and correct copy is sent the same day by first class mail, postage prepaid, or by dispatch by an internationally recognized express courier service, and in each case addressed as follows:

                  To Consultant:          ORYX TECHNOLOGIES, INC.
                                          1100 Auburn Street
                                          Fremont, California 94538
                                          Attention: Ken Pereria

                  To the Company:         S2 TECHNOLOGIES, INC.
                                          3420 Camino Alegre
                                          Carlsbad, CA 92009
                                          Attn: Mark Underseth

         13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.





                      [THIS SPACE INTENTIONALLY LEFT BLANK]


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         IN WITNESS WHEREOF, the parties have executed this Agreement at
Fremont, California on the day and year first above mentioned.

                                 S2 TECHNOLOGIES, INC.



                                 By:        /s/  Mark Underseth
                                          --------------------------------------


                                 Its:         CEO
                                          --------------------------------------




                                 CONSULTANT:

                                 ORYX TECHNOLOGIES, INC.



                                 By:        /s/ Kenneth Pereira
                                          --------------------------------------


                                 Its:        Partner
                                          --------------------------------------




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                                   SCHEDULE 1


Phil Micciche

Ken Pereira


                                       1.

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                                    EXHIBIT A

                                 Form of Warrant


                                       2.